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                                                                   EXHIBIT 5.2
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                           Nicholas J. Calise, Esq.
                          The B.F.Goodrich Company
                             3925 Embassy Parkway
                            Akron, Ohio 44333-1799


                                                                 June 27, 1995

The B.F.Goodrich Company
3925 Embassy Parkway
Akron, Ohio 44333-1799

Dear Sirs:

     I have examined the Registration Statement on Form S-3 (Registration Nos. 33-59953 and 33-59953-01) filed by BFGoodrich Capital (the "Trust") and The B.F.Goodrich Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (a) 5,060,000 __% Cumulative Quarterly Income Preferred Securities, Series A, of the Trust (the "Securities"), (b) the Guarantee Agreement between the Company and The Bank of New York, as trustee, with respect to the Securities (the "Guarantee") and (c) the Company's __% Junior Subordinated Debentures, Series A, Due 2025 (the "Debentures"). The Debentures are to be issued under an indenture (the "Indenture") between the Company and The Bank of New York, as trustee.

     In my opinion: (a) each of the Guarantee and the Indenture has been duly authorized, executed and delivered; (b) when the Guarantee has been duly executed and delivered in connection with the execution, authentication and delivery of the Securities and the Debentures, the Guarantee will be a valid and legally binding obligation of the Company; and (c) when the issuance of the Debentures and approval of the final terms thereof have been duly authorized by appropriate corporate action and the Debentures have been duly executed, authenticated and delivered against payment therefor, the Debentures will be valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture. The opinions in clauses (b) and (c) of the preceding sentence





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                                                                   EXHIBIT 5.2
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are limited to the extent that the enforceability of the Guarantee and the
Debentures may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the caption "Validity of the Securities" in the Registration Statement.


                                      Very truly yours,


                                      Nicholas J. Calise